                                                                EXHIBIT 4.1

                [FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

    FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $1,000 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $____, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ATTRIBUTABLE TO THE PERIOD COMMENCING OCTOBER 7, 1997 AND ENDING ON MARCH 1, 1998 IS $60.00. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS OCTOBER 7, 1997. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMIANNUALLY ON MARCH 1 AND SEPTEMBER 1) IS 15%, CALCULATED BASED ON THE APPROXIMATE METHOD.


                           WINSTAR COMMUNICATIONS, INC.

             15% Senior Subordinated Deferred Interest Note Due 2007

                                                          CUSIP _________
No.                                                            $_________

         WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to __________ , or its registered assigns, the principal sum of ___________________ ($__________) on March 1, 2007.

         SemiAnnual Interest Accrual Date: March 1 and September 1, commencing March 1, 1998.

         Interest Payment Dates: March 1 and September 1, commencing September 1, 2002.

         Regular Record Dates:  February 15 and August 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

__________________
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 caption "[TO BE ATTACHED TO GLOBAL SECURITIES]--SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

***/ Add the Original Issue Discount Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix..

    IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                             WINSTAR COMMUNICATIONS, INC.


                                  By:_____________________________
                                    Name:
                                    Title:


                  (Form of Trustee's Certificate of Authentication)

     This is one of the 15% Senior Subordinated Deferred Interest Notes Due 2007 described in the within-mentioned Indenture.


                             UNITED STATES TRUST COMPANY OF NEW YORK, as
                             Trustee
Date:

                             By:__________________________________________
                                Authorized Signatory

               [REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

                             WINSTAR COMMUNICATIONS, INC.

               15% Senior Subordinated Deferred Interest Note Due 2007

1.  Principal and Interest.

    The Company will pay the principal of this Note on March 1, 2007.

    The Company promises to pay interest on the Accumulated Amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

    Until March 1, 2002, interest on the Notes will accrue at a rate of 15% per annum and be compounded semiannually on each SemiAnnual Interest Accrual Date, but (except as provided below) will not be payable in cash. From and after March 1, 2002, interest on the Accumulated Amount of each Note will be payable semiannually (to the holders of record of the Notes at the close of business on the February 15 or August 15 immediately preceding the relevant Interest Payment
Date) on each Interest Payment Date, commencing September 1, 2002.

    "Accumulated Amount" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount of Notes.

          (i) If the Specified Date occurs on one of the following dates (each, a "SemiAnnual Interest Accrual Date"), the Accumulated Amount of this Note will equal the amount set forth below for such Note for such SemiAnnual Interest Accrual Date:

             SemiAnnual Interest Accrual Date            Accumulated Amount
             --------------------------------            ------------------

             March 1, 1998...........................   $1060.000
             September 1, 1998.......................    1139.500
             March 1, 1999...........................    1224.963
             September 1, 1999.......................    1316.835
             March 1, 2000...........................    1415.597
             September 1, 2000.......................    1521.767
             March 1, 2001...........................    1635.900
             September 1, 2001.......................    1758.592
             March 1, 2002...........................    1890.486

          (ii) if the Specified Date occurs before the first SemiAnnual Interest Accrual Date, the Accumulated Amount will equal the sum of (A) $1,000 and (B) an amount equal to the product of (1) the Accumulated Amount for the first SemiAnnual Interest Accrual Date less $1,000 multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first SemiAnnual Interest Accrual Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two SemiAnnual Interest Accrual Dates, the Accumulated Amount will equal the sum of (A) the Accumulated Amount for the SemiAnnual Interest Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (1) the Accumulated Amount for the immediately following SemiAnnual Interest Accrual Date less the Accumulated Amount for the immediately preceding SemiAnnual Interest Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding SemiAnnual Interest Accrual Date to the Specified Date, using a 360-day year or twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last SemiAnnual Interest Accrual Date, the Accumulated Amount of this Note will equal $1890.486.

    Notwithstanding anything to the contrary above, (i) if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the earlier of (x) the date on which all Registration Defaults have been cured and (y) the date on which all Notes become freely transferable by Holders other than Affiliates of the Company without further registration under the Securities Act. Such additional interest will be payable in cash semiannually in arrears, at a rate per annum equal to
 .50% of the Accumulated Amount of the Notes on the relevant additional interest payment date. Such additional interest will be payable on each SemiAnnual Interest Accrual Date or Interest Payment Date, as the case may be, commencing with the first SemiAnnual Interest Accrual Date following the applicable Registration Default. Payments of additional interest on the Notes will be made to the Holders of Notes on the Regular Record Date (or, if there is no Regular Record Date, the date 15 days prior to such SemiAnnual Interest Accrual Date) immediately preceding such SemiAnnual Interest Accrual Date or Interest Payment Date.

    The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest.

2.   Method of Payment.

    The Company will pay principal as provided above and interest (except defaulted interest) on the Accumulated Amount of the Notes as provided above on each March 1 and September 1, commencing September 1, 2002, to the persons who are Holders (as reflected in the Security Register) at the close of business on the February 15 or August 15 immediately preceding the relevant Interest Payment Date, in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided, however, that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

    The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the trustee may accept in its discretion).

3.  Paying Agent and Registrar.

    Initially, United States Trust Company of New York (the "Trustee") will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture.

    The Company issued the Notes under an Indenture dated as of October 1, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

    The Indenture limits the original aggregate principal amount of the Notes to $100,000,000 (subject to Section 2.07 of the Indenture).

5.  Redemption.

    The Notes will not be redeemable prior to March 1, 2002. Thereafter, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed as a percentage of the Accumulated Amount of the Notes), plus accrued and unpaid interest, if any, on such Accumulated Amount to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing March 1 of the years set forth below:

         Year                       Redemption Price
         -----                      -----------------

         2002.....................     107.500%
         2003.....................     103.750
         2004 and thereafter......     100.000

6.  Notice of Redemption.

    Notice of any optional redemption will be mailed by the Company at least 30 days but not more than 60 days before a Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes (or portions of Notes) called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.   Repurchase upon Change in Control.

    Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accumulated Amount of such Notes on such date of purchase, plus accrued and unpaid interest, if any, on such Accumulated Amount to the date of purchase (the "Change of Control Payment").

    A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.   Denominations; Transfer; Exchange.

    The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.

    A Holder shall be treated as the owner of a Note for all purposes.

10. Unclaimed Money.

    If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

    Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment; Supplement; Waiver.

    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the opinion of the Board of Directors of the Company, does not materially and adversely affect the rights of any Holder.

13.  Restrictive Covenants.

    The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

14. Successor Persons.

    Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15. Defaults and Remedies.

    The following events constitute "Events of Default" under the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

    If an Event of Default (other than an Event of Default specified in clause
(f) or (g) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the principal amount of the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16. Subordination.

    The payment of the Notes is, to the extent set forth in the Indenture, subordinated in right of payment in full, in cash or cash equivalents, of all Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

17. Trustee Dealings with Company.

    The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

    No incorporator, stockholder, officer, director, employee or controlling person as such, of the Company or of any successor Person thereof in such capacity, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

    This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Holders' Compliance with Registration Rights Agreement.

    Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Abbreviations.

    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

22. Governing Law.

    The Indenture and the Notes shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to WinStar Communications, Inc., 230 Park Avenue, Suite 2700, New York, NY 10169, Attention: General Counsel.

                                   ASSIGNMENT FORM


I or we assign and transfer this Note to:



Please insert social security or other identifying number of assignee







Print or type name, address and zip code of assignee and irrevocably appoint
         , as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated                        Signed


(Sign exactly as name appears on the other side of this Note)


Signature Guarantee                              *








_____________________
  * The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the Box: / /

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in principal amount): $_____________

Date:

Your Signature:
           (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: